             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                      ________________


                          FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)
August  31, 2000


             DEAN WITTER REALTY YIELD PLUS II,
L.P.
    (Exact name of registrant as specified in its
                      charter)


           Delaware                    0-18149
13-
3469111
(State or other jurisdiction       Commission
     (I.R.S. Employer of  incorporation)
     File Number)    Identification
No.)


  Two World Trade Center, New York, New York
   10048 (Address of principal executive offices)
   (Zip Code)


Registrant's telephone number, including area code(212) 392-2974


         (Former  name  or former address, if
changed  since last report)

Item 2.  Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated as of June
14,  2000, as amended, a nominee trust (the
"Trust")  acting for  GCGA Limited Partnership
("GCGA"), the sole beneficiary of the Trust, sold the land and building which comprise the One Congress Street office building and garage complex (the "Property") on August 31, 2000 to
One Congress Street JV, LLC, an unaffiliated party, for a negotiated sale price of $118.5 million.

The 19.81% general partnership interest in GCGA
is owned  by a  corporate joint venture that is
owned 42% by Dean  Witter
Realty Yield Plus II, L.P.  (the "Partnership")
and  58%  by
Dean  Witter  Realty Yield Plus, L.P. ("YP"), an
affiliate. The  limited  partners of GCGA are
not affiliated  with  the Partnership   or   YP.
GCGA  also  had   an   outstanding participating
second mortgage loan (the "Loan")  payable               to
the Partnership (42%) and YP (58%).

The purchase price was paid in cash at closing.
At closing, approximately $38.0 million of the
sale proceeds  were  used to settle GCGA's first
mortgage loan,  $1.3 million was used to  fund
all  tenant  improvements that  GCGA  incurred           in
renting out the remaining vacant space at the
Property prior to the sale and  $1.2 million was
used to fund the remaining agreed   upon
repairs  to  the  Property's   garage                   area
(collectively,  the "Sale Proceeds Reductions").
The  cash GCGA   received  at  closing,  net  of
the  Sale   Proceeds
Reductions  and  closing  costs,  was
approximately   $76.5 million; GCGA paid this
amount to the Partnership and YP                         in
settlement  of the Loan.  Accordingly, on August
31,  2000, the   Partnership  received
approximately   $32.1   million representing
its 42% share of the net sale proceeds GCGA received at closing.

Item7.    Financial Statements and Exhibits
(b)  Pro Forma Financial Information

On  a  pro forma basis, if the sale of the
Property had been consummated  on  June  30,
2000, the  Partnership's  Balance Sheet  as  of
such date would have reflected an increase               in
cash  and  cash  equivalents  from  $2.1
million  to  $34.2 million, the elimination of
the $14.2 million investment                             in
joint venture, and an increase in partner's capital from $16.3 million to $34.2 million.

For  the Income Statement for the six months
ended June  30, 2000,  if  the  Property was
sold on January  1,  2000,  the equity   in
earnings  of  joint  venture  of  approximately
$584,000 would have been eliminated and the Partnership would have earned net income of approximately $28,000 ($0.14 per Limited
Partnership unit).

For  the  Income Statement for the year ended
December 31, 1999, if the Property was sold on January 1, 1999, the equity in earnings of joint venture of approximately $1.8 million would have been eliminated and the Partnership would have earned a net loss of approximately $57,000
($0.29  per Limited Partnership unit).
The  pro  forma adjustments to the Income
Statements exclude the Partnership's share of the non-recurring gain on the sale of the Property.
(c)  Exhibits
     (1)  Purchase and Sale Agreement as of June 14,
       2000 between Government Center Garage Realty
       Trust as Seller and One Congress Street JV LLC, as Purchaser.
(2)  First Amendment to Purchase and Sale Agreement as
                          of
       July 27, 2000 between Government Center Garage
       Realty Trust as Seller and One Congress Street
       JV LLC, as Purchaser.

     (3)  Second Amendment to Purchase and Sale
       Agreement between Government Center Garage
       Realty Trust as Seller and One Congress Street
       JV LLC, as Purchaser.

                         SIGNATURES
Pursuant to the requirements of the Securities
Exchange Act
of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER
REALTY YIELD PLUS II, L.P.
                         By:    Dean Witter
Realty Yield Plus II,                Inc.
                            Managing General
Partner




Date:                    August 31,  2000
By:  /s/
Raymond E. Koch
                            Raymond E. Koch
                            Principal



                            Financial



                            and



                            Accounting



                            Officer

                 FIRST AMENDMENT
                       TO
           PURCHASE AND SALE AGREEMENT



Reference is hereby made to the following:

     A.   That certain Purchase and Sale
Agreement (the
          "Purchase and Sale Agreement") dated
          as of June 14, 2000, by and between
          Robert B. Austin or Ronald J.
          DiPietro, as Trustee and not
          individually for GOVERNMENT CENTER
          GARAGE TRUST, as Seller, and ONE
          CONGRESS STREET JV LLC, as Purchaser.

     B.   Purchaser and Seller desire to amend
the Purchase
          and Sale Agreement as hereinafter set
forth.

     NOW, THEREFORE, in consideration of Ten
Dollars ($10.00) and other good and valuable consideration, in hand this day paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. All capitalized terms not otherwise defined herein
 shall have the meanings ascribed to such terms
                     in the
     Purchase and Sale Agreement.

2. The Due Diligence Period has been extended for a period
 of seven (7) additional days.  Accordingly, the
                      first
     sentence of Article 4 of the Purchase and Sale Agreement is hereby amended to read as follows:

          "Subject to the third sentence of this
          paragraph, the Purchaser shall have a
          sixty-seven (67) day period commencing
          on the date hereof (the "Due Diligence
          Period") to examine title to the
          Property, to inspect the physical and
          financial condition of the Property
          and to review the Property
          information."

3. All dates and time periods set forth in the Purchase
     and Sale Agreement which are computed with reference to the Due Diligence period are hereby extended by seven (7) days.

     Accordingly, the last sentence of the first paragraph of Article 4 is also amended to read as follows:

          "The Purchaser may at its option elect
          to terminate the Due Diligence Period
          at any time on or after the fifty-
          second (52nd) day thereof, upon
          written notice (the "Early Closing
          Notice") of such election to the
          Seller and payment to the Seller of
          the Additional Contract Deposit as
          determined in accordance with Schedule
          3 hereof."

     Furthermore, Schedule 3 annexed to the
     Purchase and Sale Agreement is hereby
     deleted and Schedule 3 annexed hereto and by this reference made a part hereof is hereby substituted therefor.

4. The Purchase and Sale Agreement is, in all other
     respects, hereby ratified and confirmed.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the _______ day of _____________, 2000.

                     SELLER:

                         GOVERNMENT CENTER
                         GARAGE REALTY TRUST


                         By:_/s/Robert B. Austin
                         Robert B. Austin or
                         Ronald J. DiPietro, as
                         Trustee and not
                         individually, at the
                         direction of GCGA
                         Limited Partnership,
                         sole Beneficiary of
                         Government Center
                         Garage Realty Trust


                    PURCHASER

                         ONE CONGRESS STREET JV
LLC

                              By:  RAK GROUP
                                   ACQUISITION
                                   CORPORATION,
                                   as an
                              Authorized
                                   Member
                                   By:/s/ Michae
                                               l
                                               C
                                               .
                                               Z
                                               e
                                               r
                                               n
                                               e
                                               r
                                               N
                                               a
                                               m
                                               e
                                               :
                              Michael C. Zerner

                              Title: Authorized
                              Signatory

                SECOND AMENDMENT
                       TO
           PURCHASE AND SALE AGREEMENT


Reference is hereby made to the following:

     A.   That certain Purchase and Sale
Agreement dated  as
          of  June 14, 2000, by and between
          Robert B. Austin or   Ronald  J.
          DiPietro,  as  Trustee  and   not
          individually  for GOVERNMENT CENTER
          GARAGE  TRUST, as  Seller,  and ONE
          CONGRESS STREET  JV  LLC,  as
          Purchaser,  as  amended  by  First
          Amendment   to Purchase  and Sale
          Agreement dated as of July  27, 2000
          (as  so  amended,  the  "Purchase  and
          Sale Agreement").

     B.   That  certain Sale and Construction
Agreement (the
          "Sale  and Construction Agreement"),
          dated  as  of December  21,  1983,  by
          and  among  the  City  of Boston,
          acting by  and  through   its   Public
          Facilities  Commission, the  Boston
          Redevelopment Authority  (the  "BRA")
          and  Myrna  Putziger  and Richard  H.
          Rubin, as Trustees of the  Government
          Center Garage Realty Trust.
     C.   Purchaser and Seller desire to amend
the  Purchase
          and Sale Agreement as hereinafter set
forth.

     NOW,   THEREFORE,  in  consideration  of
Ten   Dollars ($10.00) and other good and
valuable consideration, in hand this day paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   All  capitalized  terms  not otherwise
defined  herein
     shall have the meanings ascribed to such terms in the Purchase and Sale Agreement.

2.   The  Buyer's obligation to purchase the
Property  under
     the Purchase and Sale Agreement shall be conditioned upon delivery by the Seller of the Certificate of Completion referred to in Section 304 of the Sale and Construction Agreement. Accordingly,
     Section  8(r)  of the  Purchase and Sale
     Agreement is hereby amended to read as follows and a new Section 8(s) is hereby inserted as follows:

          "(r) A Certificate of Completion (the
          "Certificate of  Completion"), which
          Certificate of  Completion shall  have
          been furnished to the Seller  by  the
          Boston Redevelopment Authority
          pursuant to Section 304   of   that
          certain  Sale  and  Construction
          Agreement, dated as of December 21,
          1983,  by  and among  the  City of
          Boston, acting by and  through its
          Public  Facilities  Commission,  the
          Boston Redevelopment  Authority  and
          Myrna  Putziger  and Richard  H.
          Rubin, as Trustees of the  Government
          Center Garage Realty Trust.

          (s)  All other documents the Seller is
          required to deliver   pursuant  to
          the  provisions  of   this Agreement,
          including  without  limitation,                any
          documents required to assign the
          General  Services Administration
          Lease."

3    Furthermore,  Article  14  of  the
Purchase  and  Sale
    Agreement is also amended to include the
                   following:

     "14.4      Seller's  Failure to Deliver
     Certificate  of Completion.
     Notwithstanding anything to the
contrary contained herein, if the Closing fails to occur by reason of the Seller's inability or failure to deliver the Certificate of Completion pursuant to Section 8(r) hereof, then the Seller may at its option elect to extend the Closing Date to the date which is thirty (30) days after the Closing Date
     (as such term is defined in Section 1.2 hereof), unless such day is not a day on which the Registry of Deeds and the Suffolk Registry District of the Land Court of Suffolk County, Massachusetts are open for business, in which case, the Closing shall take place on the next day on which such offices are open, upon written notice of such election delivered to the Purchaser on or before three (3) days prior to the originally scheduled Closing Date."

4. The Purchase and Sale Agreement is, in all other
     respects, hereby ratified and confirmed.
       [The remainder of this page is left
              intentionally blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the _______ day of _____________, 2000.

                     SELLER:

                         GOVERNMENT CENTER
                         GARAGE REALTY TRUST


                         By: /s/ Robert B.
Austin
                              Robert B. Austin
                              or Ronald J.
                              DiPietro, as
                              Trustee and not
                              individually, at
                              the direction of
                              GCGA Limited
                              Partnership, sole
                              Beneficiary of
                              Government Center
                              Garage Realty
                              Trust


                    PURCHASER

                         ONE CONGRESS STREET JV
LLC

                              By:  RAK GROUP
                                   ACQUISITION
                                   CORPORATION,
                                   as an
                              Authorized
                                   Member
                                   By:/s/ Michae
                                               l
                                               C
                                               .
                                               Z
                                               e
                                               r
                                               n
                                               e
                                               r
                                               N
                                               a
                                               m
                                               e
                                               :
                              Michael C. Zerner

                              Title: Authorized
                              Signatory

           PURCHASE AND SALE AGREEMENT

     PURCHASE  AND SALE AGREEMENT (this
"Agreement"),  dated as  of the 14th day of
June, 2000, by and between Robert  B. Austin
or   Ronald  J.  DiPietro,  as  Trustee   and
not individually, for GOVERNMENT CENTER GARAGE
REALTY  TRUST,  a Massachusetts  nominee  trust,
acting  for   GCGA   Limited Partnership,  a
Massachusetts Limited Partnership and the sole beneficiary of the Seller, having an office c/o
Dean Witter Realty Inc., Two World Trade Center,
64th Floor,  New York, New York 10048 (the
"Seller"), and ONE CONGRESS STREET JV  LLC,  a
Delaware limited liability company, having an office at 140 West 57th Street, Suite 5A, New
York, New York 10019 (the "Purchaser").
               W I T N E S S E T H

     WHEREAS, the Seller is the owner of the real property known as "The Government Center
Garage", or "One Congress Street", which is located in Boston, Massachusetts;

     WHEREAS, the Seller and the Purchaser have
entered into negotiations wherein the Purchaser
expressed its  intent  to purchase  the Property
(as defined herein) from  the  Seller and the
Seller expressed its intent to sell the Property
to
the Purchaser; and
     WHEREAS,  the  Seller and the Purchaser now
desire    to
enter into an agreement whereby, subject to the terms and conditions contained herein, the Seller shall sell the Property to the Purchaser and the Purchaser shall purchase the Property from the Seller.

     NOW,   THEREFORE,  in  consideration  of
ten  ($10.00)
dollars  and the mutual covenants and agreements
hereinafter set  forth, and intending to be
legally bound hereby, it                                is
hereby agreed as follows:
     1.  Sale of the Property.

The  Seller agrees to sell and convey to the
Purchaser,  and the  Purchaser  agrees to
purchase from the Seller,  at  the price  and
upon the terms and conditions set forth  in
this Agreement,  all those certain plots, pieces
and  parcels                                       of
land  described  in  Schedule 1 hereto (the
"Land")  listed thereon  as  owned  by  the
Seller, together  with  (i)  all buildings  and
other  improvements  situated  on  the  Land
(collectively, the "Buildings"), (ii) all
easements,  rights of  way, reservations,
privileges, appurtenances, and  other estates
and rights of the Seller pertaining to the Land
and the  Buildings  and  all  licenses  and
permits  pertaining thereto  held  by  the
Seller (to the extent  the  same  are
transferable),  (iii) all right, title and
interest  of  the Seller
     in  and  to  all  fixtures,  machinery,
equipment,
supplies and other articles of personal property
attached or appurtenant  to  the  Land  or the
Buildings,  or  used                                    in
connection    therewith   (collectively,    the    "Personal
Property"), and (iv) all right, title and interest of the Seller, if any, in and to the trade names of the Buildings (the Land, together with all of the foregoing items listed in clauses (i)-(iv) above being hereinafter sometimes referred to as the "Property").
          1.1.  Excluded Property.

          Specifically excluded from the
     Property and this sale are all items of personal property not described in Section
     1 (and all personal property of tenants under the Leases) and the items described in Schedule 2 annexed hereto and made a part hereof.
          1.2.  Closing Date.

          The  delivery of the Deed and the
consummation                                       of
     the  transactions contemplated by this
     Agreement  (the "Closing")  shall take
     place at the offices of  Bingham Dana LLP,
     150 Federal Street, Boston, Massachusetts,
     at 10:00  A.M. on (i) the date which is
     fifteen (15)  days after  the  end  of the
     Due Diligence  Period  or  such earlier  or
     later date as the Seller and Purchaser  may
     agree  in  writing,  or  (ii)  at  the
     option  of  the Purchaser upon payment by
     the Purchaser of the Contract Extension
     Deposit  (pursuant  to  and  as  defined           in
     Section 2(c) below), the date which is
     thirty (30) days after  the  end  of  the
     Due Diligence  Period,  unless either  such
     day is not a day on which the Registry             of
     Deeds and the Suffolk Registry District of the Land Court of Suffolk County,
     Massachusetts is open for business, in which case, the Closing shall take place on the next day on which such offices are open (the "Closing Date").
     2.  Purchase Price.

     The  purchase price to be paid by the
Purchaser to  the Seller  for  the  Property
(the "Purchase Price") shall be $121,000,000, unless the Purchaser shall have delivered to the Seller an Early Closing Notice pursuant to
Section  4 hereof, in which case the Purchase
Price shall be that price which  is listed on
Schedule 3 hereof for the date  of  such Early
Closing Notice. The Purchase Price shall be payable as follows:
          (a) Initial Contract Deposit. Five Hundred Thousand Dollars ($500,000.00) (the "Initial Contract Deposit") shall be payable simultaneously with the execution and delivery of this Agreement, by delivery to First American Title Insurance Company (the "Escrow Agent") of a certified or bank check drawn on or by a bank which is a member of the New York Clearing House Association (a "Clearing House Bank") or by wire transfer of immediately available funds to the Escrow Agent's account as set forth in the Escrow

     (b)  Agreement.  The Initial Contract Deposit shall be held and disbursed by the Escrow Agent in accordance with the terms of Section 15. At the Closing, the Initial Contract Deposit, along with interest accrued thereon, shall be
(c)  delivered to the Seller and such amount
shall be credited against the portion of the Purchase Price payable pursuant to Section 2(c);

          (b)  Contract Extension Deposit. An
     additional Two Hundred  and Fifty Thousand
     Dollars ($250,000.00)  (the "Contract
     Extension  Deposit")   shall   be               payable
     simultaneously with the request for an
     extension of the Closing  Date pursuant to
     Section 1.2(ii), by  delivery to  the
     Escrow Agent of a certified or bank check
     drawn on  or by a Clearing House Bank or by
     wire transfer  of immediately  available
     funds  to  the  Escrow  Agent's account  as
     set  forth in the Escrow  Agreement.   The
     Contract Extension Deposit shall be held and disbursed by the Escrow Agent in accordance with the terms of Section 15.
     At  the Closing, the Contract  Extension
     Deposit, along with interest accrued
     thereon, shall  be delivered  to  the
     Seller and  such  amount  shall  be
     credited  against  the portion of  the
     Purchase  Price payable pursuant to Section
     2(d);

          (c)   Additional Contract Deposit.  An
     additional deposit, which amount shall be
     determined in accordance with   the
     schedule  set  forth  in  Schedule  3  (the
     "Additional  Contract Deposit")  shall  be
     payable  no later than one (1) business day
     after the expiration or early  termination
     of the Due Diligence Period pursuant to
     Section 4 hereof, by delivery to the Escrow
     Agent of a  certified  or bank check drawn
     on or by  a  Clearing House Bank or by wire
     transfer of immediately available funds to
     the Escrow Agent's account as set forth in
     the Escrow  Agreement.   The  Additional
     Contract  Deposit shall  be  held  and
     disbursed by the Escrow  Agent  in
     accordance  with  the  terms of  Section
     15.  At  the
     Closing, the Additional Contract Deposit, along with interest accrued thereon, shall be delivered to the Seller and such amount shall be credited against the portion of the Purchase Price payable pursuant to Section 2(d);

          (d)   Balance of the Purchase Price.
The  balance
     of  the Purchase Price (i.e., the Purchase
     Price minus the Deposit), plus or minus the apportionments set forth in Section
     3, shall be paid at the Closing by bank wire transfer of immediately available funds to the

          Seller's account or to the account or
     accounts of such other party or parties as may be designated by the Seller on or before the Closing Date.
     3. Apportionments

     The following shall be apportioned between the Seller and the Purchaser at the Closing as of 11:59 p.m. of the day preceding the Closing
Date (the "Adjustment Date"):

          (a)  for all Leases, fixed or base
     rents ("Rents") which have been prepaid, Rents received by Seller for the month in which the Closing occurs and Additional
     Rents and other amounts paid by tenants applicable to periods which expire after the Closing Date, which have been received by Seller;

          (b)   real estate taxes, special
assessments  (but
     only  any  installment relating to the
     period in  which the Adjustment Date
     occurs), water charges, sewer rents and
     charges and vault charges, if any, on the basis of the fiscal years (or applicable billing period if other than a fiscal year), respectively, for which same have been assessed;

          (c)  value of prepaid fuel belonging
     to the Seller stored on the Property, at the Seller's cost, including any taxes, on the basis of a statement from the Seller's suppliers;

          (d)  charges and payments under
     Contracts that are being assigned to the Purchaser pursuant to the terms of this Agreement and listed on Schedule 4 hereto or permitted renewals or replacements thereof and interest payments under the Garage Tenant Note;

          (e)   utilities, to the extent
required by Section
     3.4;

          (f)   deposits  with telephone and
other  utility
     companies, and any other persons or
     entities who supply goods or services in connection with the Property if same are assigned to the Purchaser at the Closing;

          (g)   personal  property  taxes  on
the  Personal
     Property, if any, on the basis of the
     fiscal  year  for which assessed;

          (h)   all other revenues from the
operation of the
     Property  collected by the Seller other
     than Rents  and Additional   Rents
     (including,  without   limitation, parking
           charges,    tenant    direct
     electrical
     reimbursements,  HVAC overtime charges,
     and telephone booth and vending machine revenues);

          (i)   New  Lease Expenses as provided
in  Section
     10.1.2 and Section 10.1.3; and

     (j)    such   other   items  as  are   customarily
apportioned between sellers and purchasers of real properties of a type similar to the Property and located in Boston, Massachusetts.

     3.1.  Taxes.

     If  the  amount  of  real  estate  taxes,  special
assessments  or  other taxes for the Property  for  the
fiscal  year during which Closing occurs is not finally
determined at the Adjustment Date, such taxes shall  be
apportioned  on  the basis of the full  amount  of  the
assessment for such period (or the assessment  for  the
prior tax period if the assessment for the current  tax
period  is  not  then  known)  and  the  rate  for  the
immediately  prior tax year, and shall be reapportioned
as  soon as the new tax rate and valuation, if any, has
been  finally determined.  If any taxes which have been
apportioned shall subsequently be reduced by abatement,
the  amount  of  such  abatement,  less  the  cost   of
obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated
Leases, shall be equitably apportioned between the parties hereto.

     The  Seller  has  advised the Purchaser  that  tax
abatement proceedings are currently pending for the tax
years  1997, 1998 and 1999 and that it intends to  file
such abatement proceedings for the tax year 2000.   The
Seller will make reasonable efforts to settle such proceedings on or before March 31, 2001. If and to the extent Seller shall receive any refund of any taxes which are the subject of such proceedings, the Seller shall promptly remit to any present or former tenants who are entitled to the same each such tenant's share of any such refund. The provisions of this Section 3.1 will survive the Closing.
     3.2.  Rents.

          3.2.1.  Arrearages.
          If  on  the  Closing Date any  tenant  is  in
     arrears in the payment of Rent or has not paid the
     Rent  payable  by it for the month  in  which  the
     Closing  occurs (whether or not it is  in  arrears
     for  such  month on the Closing Date),  any  Rents
     received by the Purchaser or the Seller from  such
     tenant  after  the  Closing shall  be  applied  to
     amounts due and payable by such tenant during  the
     following  periods  in  the  following  order   of
     priority:  (i) first, to the then current month in
     which the payment was received if Rent is due  and
     owing  for such month, (ii) second, to the  months
     in which any arrearages exist, paying off the most
     recent  arrears  first.  If Rents or  any  portion
     thereof  received by the Seller or  the  Purchaser
     after the Closing are due and payable to the other
     party   by   reason   of  this   allocation,   the
     appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended

          in  connection  with the collection  thereof,
     shall be promptly paid to the other party (to  the
     extent   not  collected  from  or  reimbursed   by
tenants).
     3.2.2.  Additional Rents.
     If any tenants are required to pay
percentage rent,  escalation charges for
real  estate  taxes, parking    charges,
operating    expenses                          and
maintenance   escalation  charges,  cost-of-
living increases  or  other charges of a
similar  nature ("Additional Rents") and
any Additional Rents  are collected by the
Purchaser from a tenant after the Closing
Date,  then the Purchaser shall  promptly
apply  such sums received from such tenant
during the  following periods in the
following  order  of priority:  (i) first,
to the then current month in which the
payment was received if Additional  Rent is
due and owing for such month, (ii) second,
to the  months in which any arrearages
exist,  paying off  the most recent arrears
first.  If Additional Rents  or  any
portion thereof  received  by  the Seller
or the Purchaser after the Closing are  due
and  payable to the other party by reason
of  this allocation,   the   appropriate
sum,   less                                      a
proportionate  share of any reasonable
attorneys' fees and costs and expenses
expended in connection with  the
collection thereof, shall  be  promptly
paid  to  the  other  party  (to  the
extent  not collected from or reimbursed by
tenants).  At  the Closing, Seller shall
deliver to Purchaser a  list of  Additional
Rent  billed to  tenants  for  the calendar
year in which the Closing occurs (both on a
monthly basis and in the aggregate), the
basis for which the monthly amounts are
being billed and the  amounts incurred by
Seller on account of  the components  of
Additional Rent for such  calendar year.
Upon the reconciliation by Purchaser of the
Additional  Rents  billed  to  Tenants,
and  the
amounts actually incurred for such calendar
year, Seller   and   Purchaser  shall  be
liable                                         for
overpayments  of Additional Rents,  and
shall  be entitled to payments from
Tenants, as the case may be, on a pro-rata basis based upon each party's period of ownership during such calendar year. To the extent Seller is liable for an overpayment, it shall make such overpayment to Purchaser within thirty
(30)  days  after  request,  for  further
distribution  by  Purchaser  to  the
tenants,  as applicable.

      3.2.3.  Collection After the Closing.

     After  the Closing, the Seller shall
continue to have the right, in its own
name, to
     demand  payment  of and to collect
Rent  and Additional Rent arrearages owed
to the  Seller  by any  tenant,  which
right shall  include,  without limitation,
the  right to  continue  or  commence legal
actions or proceedings against  any  tenant
other than legal actions or proceedings
against  a Government  Tenant  for  any
reason  other   than nonpayment  of  Rent.
The  Purchaser  agrees  to cooperate  with
the Seller, at the  Seller's  sole cost
and expense, in connection with all
efforts
     by the Seller to collect such Rents and
     Additional Rents  and  to take all steps,
     whether  before  or after  the  Closing  Date,
     as  may  be  reasonably necessary  to  carry
     out  the  intention  of  the foregoing,
     including,  without  limitation,         the
     delivery  to  the  Seller,  upon  demand,  of
     any relevant books and records (including any
     Rent  or Additional  Rent statements, receipted
     bills  and copies  of tenant checks used in
     payment  of  such Rent or Additional Rent), the
     execution of any and all
     consents   or  other  documents,         and
     the
     undertaking  of any act reasonably  necessary
     for the  collection of such Rents and Additional
     Rents by   the                           Seller;
     provided  however,  that                 the
     Purchaser  shall not be required to  join  in
     any legal  action  against any  tenant.   If
     for any fiscal period which includes the Adjustment Date tenants are paying Additional
     Rent based upon estimates prepared by the Seller, such Additional Rents shall be reapportioned when the actual expenses for the fiscal period are known.
     3.3.  Water.
     If there is a water meter on the Property, the Seller shall furnish a reading to a date not more than ten (10) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.
     3.4.  Utilities.

     The Seller will attempt to obtain final cut-off readings of fuel, telephone, electricity, and gas to be made as of the Adjustment Date. The Seller shall pay the bills based on such readings promptly after the same are rendered. If arrangements cannot be made for any such cut-off reading, the parties shall apportion the charges for such services on the basis of the bill therefor for the most recent billing period prior to the Adjustment Date, and when final bills are rendered for the period which includes the Adjustment Date the Seller and Purchaser shall promptly readjust the apportionments in accordance with such final bills.

     3.5.  Post-Closing Adjustments.

     The  items  set forth in this Section 3  shall
be apportioned at the Closing by payment of the net
amount of  such apportionments to the Seller in the
manner set forth  herein for the payment of the
Purchase Price  if the net apportionment is in favor
of the Seller or by a credit   against  the  Purchase
Price   if the  net
apportionment  is in favor of the Purchaser.
However, if  any of the items subject to
apportionment under the foregoing  provisions  of
this  Section  3  cannot  be apportioned   at   the
Closing   because                             of
the
unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one year after the Closing Date.
     Notwithstanding any of the foregoing provisions of this Section 3.5 to the contrary, the Purchaser and the Seller agree that the one year limitation set forth in this Section 3.5 shall not apply to the parties' obligations under Sections 3.1 and 3.2 and that such obligations shall survive the Closing forever.

     4.  Due Diligence Period.

     Subject  to  the third sentence of this
paragraph,  the Purchaser  shall have a sixty (60)
day period commencing  on the  date  hereof  (the
"Due Diligence Period")  to  examine title to the
Property, to inspect the physical and financial
condition  of  the  Property  and  to  review  the
Property Information.  Included in the Property
Information which  is to  be provided to Purchaser or
otherwise made available  by Seller  for  review by
Purchaser, upon execution  hereof  or promptly
following request therefor by Purchaser,  are  the
following:   leases, lease files (including
correspondence),
maintenance  logs,  financial books and  records
(excluding financial  information of the Seller-
entity, as  opposed  to the Property, any appraisals
received by Seller and internal memoranda regarding
Seller's partnership matters, as opposed to  matters
relating to the Property), contracts, plans  and
specifications, engineering reports, construction
contracts, environmental  reports,  permits,
licenses  and  approvals, bills,   escalation
calculations,  operating
statements,
operating and capital budgets, to the extent that
the  same are  in the possession of the Seller or the
Property Manager and  located at the office of the
Property Manager in Boston or  Maryland.   The
Purchaser may at its  option  elect  to terminate the
Due Diligence Period at any time on  or  after the
forty-fifth (45th) day thereof, upon written notice
(the "Early  Closing Notice") of such election to the
Seller  and payment to the Seller of the Additional
Contract Deposit  as determined in accordance with
Schedule 3 hereof.
          4.1.  Access to the Property.
          During the Due Diligence Period, the
     Purchaser and the Purchaser's Representatives
     shall have the right to enter  upon  the
     Property  for  the  sole  purpose  of inspecting
     the  Property  and  making  surveys,   soil
     borings,  engineering  tests and other
     investigations, inspections and tests
     (collectively, "Investigations"), provided (i) the Purchaser shall give the Seller not less than one (1) business days' prior written notice before each entry, (ii) the first such notice shall include sufficient information to permit the Seller to review the scope of the proposed Investigations, and (iii) neither the Purchaser nor the
     Purchaser's
     Representatives shall permit any borings, drillings or samplings to be done on the Property without the Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. Any entry upon the Property and all Investigations shall be during the Seller's normal business hours or at such other time or times as may be reasonably acceptable to Seller and at the sole risk and expense of the Purchaser and the Purchaser's Representatives, and shall not unreasonably interfere with the activities on or about the Property of the Seller, its tenants and their employees and invitees. The
     Purchaser shall:

     (a)    promptly  repair  any
damage  to  the
Property  resulting  from any such
Investigations and replace, refill and
regrade any holes made in, or
excavations  of, any portion of  the
Property used  for such Investigations
so that the Property shall  be  in
the same condition  as  that  which
existed prior to such Investigations;

     (b)  fully comply with all Laws
applicable to the   Investigations
and  all  other   activities
undertaken in connection therewith;

     (c)    permit   the   Seller   to
have    a
representative  present during all
Investigations undertaken hereunder;

     (d)   take  all  actions  and
implement  all protections  necessary
to ensure that all  actions taken  in
connection with the Investigations,
and the    equipment,   materials,
and    substances generated, used or
brought onto the Property  pose no
threat  to the safety or health of
persons  or the  environment, and
cause no undue damage to the Property
or other property of the Seller or
other persons;

(d) maintain or cause to be maintained, at the Purchaser's expense, a policy of comprehensive general public liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the minimum amount of $3,000,000, insuring the Purchaser and the Seller and certain of Seller's Affiliates listed on Schedule 5, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) the Purchaser's and/or the Purchaser's Representatives' entry upon the Property,
          (ii) any Investigations or other activities conducted thereon, and (iii) any and all other activities undertaken by the Purchaser and/or the Purchaser's Representatives in connection with the Property, and deliver evidence of such insurance policy to the Seller at the earlier of ten (10) days after the date of this Agreement or the first entry on the Property;

     (f)  indemnify  the Seller and  the  Seller's
Affiliates  and hold the Seller and  the  Seller's
Affiliates harmless from and against any  and
all claims, demands,  causes  of   action,
losses,
damages,    liabilities,   costs   and
expenses
(including     without    limitation
reasonable attorneys'  fees  and disbursements)
(a  "Loss"), suffered or incurred by the Seller
or any  of  the Seller's  Affiliates  and
arising  out  of  or  in connection  with  (i)
the  Purchaser  and/or  the Purchaser's
Representatives'  entry   upon
the
Property,  and  (ii) any investigations  or
other activities  conducted thereon by the
Purchaser  or the  Purchaser's  Representatives
except  to  the
     extent such Loss results from a condition
     existing at
     the  Property  prior  to  the  time  of  such
     investigations or other activities; and
          (g)  not, at any time, contact or
     communicate with  any  tenant of the Property
     for  any  reason whatsoever without having first
     afforded to Seller an  opportunity to contact
     such tenant in order to notify  such  tenant
     that  Purchaser  wishes   to communicate  with
     such tenant and to set up an appointment for same. Seller or its designee shall have the right to be present at or otherwise participate in such meetings.
     The provisions of this Section 4.1 (other than Section
4.1(g)) shall survive the termination of this Agreement and the Closing.
     4.2.  Purchaser's Termination Notice.

     Subject to the provisions of the last paragraph of this Section 4.2, the Purchaser shall have the right to elect to terminate this Agreement for any reason or for no reason, in its sole and absolute discretion by giving written notice (the
"Purchaser's Termination Notice") of such election to the Seller at any time prior to the expiration of the Due Diligence Period.

     If for any reason whatsoever the Purchaser shall not have given the Purchaser's Termination
Notice prior to  the  expiration  of the Due
Diligence Period, the Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 4.2, and such right of termination shall be of no further force or effect.

     4.3.  Estoppel Certificates.

     Promptly  after  execution and  delivery  of
this Agreement,   the  Seller  agrees  to  use
commercially reasonable efforts to obtain Estoppel
Certificates from each tenant under a Lease, but in
no event shall it  be deemed  to  be an obligation of
the Seller  under  this Agreement  to  obtain
executed  Estoppel  Certificates except for Estoppel
Certificates from the Garage Tenant and  the
Government Tenants.  In order to satisfy  the
requirements  hereof, all Estoppel  Certificates
shall disclose no (i) information which is
inconsistent  with the  information contained in
Schedule 8, nor (ii)  any modifications to such
Estoppel Certificates  which  are otherwise
unacceptable  to  Purchaser  in  Purchaser's
reasonable  judgment.  The Estoppel Certificates
shall be  in the form annexed hereto as Exhibit H and
made  a part  hereof;  provided,  however,  if  any
tenant  is required or permitted under its Lease to
make different statements in a certificate of such
nature than are set forth  in  Exhibit  H,  after
requesting  an  Estoppel Certificate from such tenant
in the form of Exhibit  H, the Seller may modify the
Estoppel Certificate for such tenant to set forth
only the statements required  under such tenant's
Lease to be made by such tenant in such a
certificate.   All Estoppel Certificates received
from tenants
will  be  delivered  to  Purchaser   promptly
following receipt by Seller.  If any tenant other
than
     a  Government  Tenant  or the Garage  Tenant
     fails  to deliver an Estoppel Certificate in the
     form required by this   Agreement,  Seller
     shall  have  the  right
     to
     substitute  in  lieu  thereof an  estoppel



     certificate substantially in such form executed



     by Seller and  such estoppel  certificate shall



     be treated for all purposes as an Estoppel



     Certificate from such failing tenant.

     5.  Title.
     The  Seller shall convey and the Purchaser shall
accept title to the Property subject to those matters
set forth  on Schedule                                    6    hereto
(collectively    the    "Permitted
Encumbrances").   The  Seller is  in  possession  of
(i)  a specimen  policy  for an owner's fee title
insurance  policy with  respect  to the Property (the
"Specimen Policy")  from First   American   Title
Insurance  Company   (the   "Title Company"),
together with true and complete  copies  of  all
instruments  giving  rise to any defects  or
exceptions  to title   to  the  Property,  and  (ii)
an  as-built   survey ("Survey")  entitled Plan of
Land Government Center  Parking Garage, Boston, Mass.
and dated September 16, 1998.  On  the Closing Date,
Purchaser will obtain, at Purchaser's expense, a policy of title insurance (the "Title Policy") from the Title Company in form contemplated by the Specimen Policy. The Seller shall deliver to the Purchaser, at the Seller's expense, within thirty
(30) days after the execution of this Agreement an update to the Survey (the "Updated Survey") certified to the parties designated by the Purchaser.
          5.1.  Unacceptable Encumbrances.

          If the Title Policy or the Updated Survey
     indicate the                                         existence   of   any
     liens   or   encumbrances
     (collectively, "Liens") or other defects or
     exceptions in or to title to the Property other
     than the Permitted Encumbrances
     (collectively,    the    "Unacceptable
     Encumbrances")  subject  to  which  the
     Purchaser
     is
     unwilling  to accept title and the Purchaser
     gives  the Seller  notice of the same on or
     prior to  the  Closing Date, the Seller shall
     undertake to eliminate the  same (or  to
     arrange  for title insurance insuring  against
     enforcement of such Unacceptable Encumbrances
     against, or  collection of the same out of, the
     Property,  which additional  title insurance
     shall be  obtained  at  the sole cost and
     expense of the Seller and shall, if it is in
     the  form of affirmative insurance rather  than
     an
     elimination    of   reference   to   the
Unacceptable
     Encumbrances  in  the  Title Policy,  be  in
     form  and substance  satisfactory  to  Purchaser
     in   its   sole discretion)  subject  to Section
     5.2. The Seller may adjourn the Closing one or more times for up to thirty (30) days in the aggregate in order to eliminate
     Unacceptable Encumbrances, subject to the consent of the Purchaser.
   5.2.  Removal of Unacceptable Encumbrances.

          The  Seller  shall not be obligated to
     bring  any action or proceeding, to make any
     payments or otherwise to incur any expense in
     order to eliminate Unacceptable Encumbrances not
     waived by the Purchaser or to  arrange for
     title  insurance insuring against  enforcement
     of such  Unacceptable Encumbrances against, or
     collection of  the  same  out  of, the Property;
     except  that  the Seller  shall  satisfy
     Unacceptable Encumbrances  which are (i)
     mortgages and past due real estate taxes
          and   assessments  secured  by  or
affecting  the
     Property  and  any other Liens placed on  the
     Property with  the Seller's consent, and (ii)
     judgments  against the  Seller or other Liens
     secured by or affecting  the Property  which
     judgments  and  other  Liens  can             be
     satisfied  by  payment  of liquidated  amounts
     not  to exceed $120,000 in the aggregate for all
     such judgments and  other  Liens.  The Seller
     may eliminate  any  such Unacceptable
     Encumbrance by  the  payment  of  amounts
     necessary  to cause the removal thereof of
     record,  by bonding over such Unacceptable
     Encumbrance in a  manner reasonably
     satisfactory  to  the  Purchaser   or         by
     arranging for title insurance at the sole cost and expense of the Seller which, if it is in the form of affirmative insurance rather than an elimination of reference to the Unacceptable Encumbrances in the Title Policy, be in form and substance satisfactory to Purchaser in its sole discretion.
5.3.  Options Upon Failure to Remove Unacceptable
Liens.

          If   the   Seller  is  unable  to
eliminate all
     Unacceptable  Encumbrances not waived by the
     Purchaser after   having  made  the  efforts  to
     eliminate  the
     Unacceptable Encumbrances required by Section
5.2,  or
     to  bond  over  or  arrange for  title
     insurance  with respect  to such Unacceptable
     Encumbrances as  provided by  Section 5.2, and
     to convey title in accordance with the  terms
     of this Agreement on or before the  Closing Date
     (whether  or  not  the Closing  is  adjourned
     as provided in Section 5.1), the Purchaser shall
     elect  on the Closing Date, as its sole remedy
     for such inability of  the  Seller, either (i)
     to terminate this Agreement by notice given to
     the Seller pursuant to Section          14.1,
     in  which  event the provisions of Section  14.1
shall
     apply,  or  (ii)  to  accept  title  subject  to
     such Unacceptable
     Encumbrances  and  receive   no   credit
     against, or reduction of, the Purchase Price.
          5.4.  Use of Purchase Price.

          If  on the Closing Date there may be any
     Liens  or other  encumbrances  which  the
     Seller  must  pay                           or
     discharge  in  order  to convey to the
     Purchaser such title as is herein provided to be conveyed, the Seller may use any portion of the Purchase Price to satisfy the same, provided:

               (a)    the  Seller  shall  deliver
          to   the Purchaser  or  the Title Company,
          at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

               (b)   the  Seller,  having made
          arrangements with  the  Title Company,
          shall deposit with  said company
          sufficient  moneys  acceptable  to   said
          company to insure the obtaining and the recording of such satisfactions.
          5.5.  Transfer Taxes; Title Insurance
Premiums.

          At  the Closing, the Seller shall pay all


     transfer taxes (the "Transfer Tax Payments")


     imposed pursuant to the  Laws  of  the


     Commonwealth  of  Massachusetts  in respect  of


     the  transactions  contemplated  by   this


     Agreement   by  delivery  to  the  Title


     Company   of sufficient  funds to pay such


     taxes.  At  the  Closing, the  premiums  due the


     Title Company  to  obtain  title insurance


     policies  in the form  contemplated  by  the


     Specimen Policy (as the same may be amended


     pursuant to this  Agreement), the cost of


     obtaining the survey  and other  Closing-related


     expenses shall be  paid  in  the manner set


     forth on Schedule 7 hereto.

 Representations and Warranties of the Seller.

     The Seller represents and warrants to the Purchaser as follows:

     (a)   The  Seller  is  a duly formed
and  validly
existing nominee trust organized under the laws of the Commonwealth of
Massachusetts and is qualified under the laws of the Commonwealth of
Massachusetts  to conduct business therein.

     (b)   The Seller has the full, legal
right,  power
and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by the Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Seller's Documents and all of the foregoing have been duly authorized and directed by the beneficiaries of the Seller.

     (c)  This Agreement and the Seller's
Documents  do not  and will not contravene
any provision of the trust indenture  of
the Seller, any judgment, order,  decree,
writ  or injunction issued against the
Seller,  or,  to the  Seller's  actual
knowledge, any provision  of  any laws  or
governmental ordinances, rules,
regulations, orders   or  requirements
(collectively, the "Laws") applicable to the Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Seller under any agreement to which the Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Seller.

     (d)   There  are  no  leases,
licenses  or  other
occupancy  agreements  affecting  any
portion  of  the Property  (collectively,
the  "Leases")  on  the  date hereof,
except  for the Leases listed  in  Schedule
8 annexed  hereto and made a part hereof.
The copies  of the Leases furnished by the
Seller to the Purchaser are true,   correct
and  complete,  and  to  the  Seller's
knowledge,  all  of the Leases are in  full
force  and effect.  Except as listed on
Schedule 8, the Seller has not  given  or
received any notice  of  default  which
remains   uncured  or  unsatisfied.   To
the  Seller's knowledge, as of the date
hereof, there are no  current defaults
with respect to any of the Leases, except as listed on Schedule 8. Except as listed on Schedule 8, there are (i) no brokerage commissions, with respect to any of the Leases or any extensions thereof, and (ii) no outstanding obligations with respect to tenant improvements made or to be made by the landlord under any of the Leases or other work done or to be done by the landlord under any of the Leases.

     (e)   To the Seller's actual
knowledge, there  are
no    pending    actions,   suits,
proceedings                                         or
investigations to which the Seller is a party before any court or other governmental authority with respect to the Property owned by the Seller except as set forth on Schedule 9 hereto. Except as set forth on Schedule 9, in the period from October 27, 1997 through the date hereof, the Seller has not received any written notice from any governmental authority of any violation of law (other than an Applicable Environmental Law) relating to the Property.

     (f)   Except  as disclosed on Schedule
10  hereto, since October 27, 1997, (i)
neither the Seller nor,  to the  Seller's
actual knowledge, any  third  party  has
engaged in the generation, use,
manufacture, treatment, storage  or
disposal  of any Hazardous  Substance  (as
hereinafter  defined) on the Property in
violation  of Applicable Environmental Law
(as hereinafter  defined), and (ii) neither
the Seller nor, to the Seller's actual
knowledge,  any  third party has received
any  written notice   from   any
governmental   authority   having
jurisdiction  over  the Property of  any
violation  of Applicable  Environmental
Law  with  respect  to                              the
Property  which requires corrective action.
Disclosure of                                       any  matter  on
Schedule  10  hereto  shall                         not
constitute any admission by Seller that
such matter was material  or  a  violation
of Applicable  Environmental Law.   As
used in this Agreement, the term
"Hazardous Substance" shall mean any
substance, chemical or  waste that  is
currently  listed  as  hazardous,  toxic             or
dangerous under Applicable Environmental
Law.  As  used in  this  Agreement, the
term "Applicable Environmental Law"   shall
mean  the  Comprehensive   Environmental
Response, Compensation and Liability Act
("CERCLA"), 42 U.S.C.   9601  et  seq.; the
Resource Conservation  and Recovery  Act
("RCRA"), 42 U.S.C.  6901, et  seq.;  the
Water  Pollution Control Act, 33 U.S.C.
1251 et  seq.; the  Clean  Air Act, 42
U.S.C.  7401 et seq.;  and  the Toxic
Substances  Control  Act,  15  U.S.C.
2601 et seq.; as the foregoing have been amended from time to time to the date of this Agreement; and any similar state and local laws and ordinances and the regulations implementing such statutes in effect on the date hereof imposing liability or establishing standards of conduct for environmental protection.

     (g)  The list of Contracts provided on
Schedule  4 hereto  is true, correct and
complete.  Except  as  set forth  on
Schedule 4, to the Seller's actual
knowledge there  are  no  material
defaults  under  any  of  the Contracts
to  be  assumed  by  the  Purchaser.                Any
management,   leasing   and/or   brokerage
agreements affecting the Property shall be
     terminated at Closing.  On or prior to
the date of this Agreement, Seller has
elected and has directed the contractor
under the Repairs Contract to proceed  with
all  of Alternatives A, B and C pursuant to
Article  II of the Repairs Contract.
Attached hereto as Exhibit  N is  a  true
and correct copy of that certain Promissory
Note  issued by the Seller to the Garage
Tenant,  dated as  of November 1, 1983, in
the stated principal amount of                      $3,000,000   (the
"Garage  Tenant   Note"),                           all
obligations under which shall be assigned
by the Seller to                                    the  Purchaser
pursuant  to  the  Assignment  and
Assumption of Contracts and License,
attached hereto as Exhibit D, as of
Closing.  The Seller has not given  or
received any notice of default which
remains uncured or unsatisfied  under  the
Garage  Tenant  Note.   To  the Seller's
knowledge, as of the date hereof, there are
no current  defaults  with respect to  the
Garage  Tenant Note.   Interest under the
Garage Tenant Note has  been paid  through
the June 30, 2000.  The current principal
balance  of the Garage Tenant Note as of
June 30,  2000 is $2,331,140.
     5.6.  Survival of Representations.
     The  representations and warranties of
the  Seller set forth in this Section 6 (i)
shall be true, accurate and correct in all
material respects upon the execution of
this Agreement and shall be deemed to be
repeated on and  as of the Closing Date
(except as they relate only to  an  earlier
date), and (ii) shall remain  operative and
shall     survive the Closing and the
execution  and
delivery  of the Deed for a period of nine
(9)  months following  the Closing Date and
then shall expire,  and no  action                  or  claim
based thereon shall be  commenced
after such period.
    5.7.  Discovery of Untrue Representation.

     If  at  or prior to the Closing, (i)
the Purchaser shall  become aware that any
of the representations  or warranties               made  herein
by  the  Seller  is   untrue,
inaccurate  or  incorrect in any material
respect  and
shall give the Seller notice thereof at or
prior to the Closing,  or (ii) the Seller
shall notify the Purchaser that                     a
representation or warranty made herein by  the
Seller  is  untrue, inaccurate or
incorrect,  then  the
Seller may, in its sole discretion, elect
by notice  to the  Purchaser to adjourn the
Closing one or more times for up to thirty
(30) days in the aggregate in order to cure         or  correct
such untrue, inaccurate or  incorrect
representation or warranty.  If any such
representation or  warranty is not cured or
corrected by the Seller on or  before the
Closing Date (whether or not the Closing is
adjourned as provided above), then the
Purchaser, as its  sole  remedy for such
inability of  Seller,  shall elect  either
(i) to waive such misrepresentations  or
breaches of warranties and consummate
     the  transactions contemplated hereby
without  any reduction  of or credit
against the Purchase Price,  or (ii)                to  terminate
this Agreement by notice  given  to
Seller pursuant to the provisions of
Section 14.1.                                       In
the  event  the  Closing occurs, the
Purchaser  hereby
expressly  waives, relinquishes and
releases any  right or  remedy available to
it at law, in equity  or  under this                Agreement to
make a claim against the Seller  for
damages  that  the Purchaser may incur, or
to  rescind this                                     Agreement
and  the  transactions   contemplated
hereby,   as   the  result  of  any  of
the   Seller's
representations or warranties being untrue, inaccurate or incorrect if the Purchaser actually knew that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and the Purchaser nevertheless closes title hereunder.
    5.8.  Limited Nature of Representations.

     The Purchaser acknowledges that
neither the Seller nor  any  of the
Seller's Affiliates, nor any of  their
agents  or  representatives, nor Broker
has  made  any
representations  or  held out any
inducements  to  the Purchaser  other than
those specifically set  forth  in this              Agreement.  As
of the Closing (and not as of  the
date  hereof),  the  Purchaser
acknowledges  that  the
Seller,  pursuant to the terms of this
Agreement,  has afforded  the  Purchaser
the opportunity for  full  and complete
investigations, examinations and
inspections of  the  Property  and all
Property  Information.                        The
Purchaser acknowledges and agrees that (i)
the Property Information   delivered  or
made  available   to                          the
     Purchaser  and the Purchaser's Representatives
     by  the Seller  or  the Seller's Affiliates, or
     any  of  their agents  or  representatives may
     have been  prepared  by third  parties and may
     not be the work product  of  the Seller  and/or
     any  of the Seller's  Affiliates;  (ii) neither
     the Seller nor any of the Seller's  Affiliates
     has  made any independent investigation or
     verification of,   or
     has  any  knowledge  of,  the  accuracy             or
     completeness  of, the Property Information;
     (iii)  the Purchaser  is relying solely on its
     own investigations, examinations and inspections of the Property and those of the Purchaser's
     Representatives and is not relying in any way on the Property Information furnished by the Seller or any of the Seller's Affiliates, or any of their agents or representatives; and (iv) the Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information, and the Purchaser releases the Seller and the Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto. The Purchaser or anyone claiming by, through or under the Purchaser, hereby fully and irrevocably releases the Seller and the

          Seller's  Affiliates from any and all
     claims that it may now have or hereafter acquire against any of the Seller or the Seller's Affiliates for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Property, except for claims against the Seller based upon any obligations and liabilities of the Seller expressly provided in this Agreement. Nothing in this Section 6.3 shall diminish the representations or warranties of the Seller set forth in this Section 6.
     The provisions of this Section 6 shall survive the Closing.
6.  Representations and Warranties of the Purchaser.

     The Purchaser represents and warrants to the Seller as follows:

          (a)   The  Purchaser is a duly formed and
validly
     existing limited liability company organized under the laws of the State of Delaware, and is as of the Closing, registered under the laws of the Commonwealth of Massachusetts to conduct business therein.

          (b)   The  Purchaser  has the full,  legal
right,
     power,  authority and financial ability to
     execute  and deliver  this  Agreement  and  all
     documents  now                                      or
     hereafter to be executed by it pursuant to this Agreement (collectively, the
     "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under the Purchaser's Documents.

          (c)   This Agreement and the Purchaser's
Documents
     do  not  and will not contravene any provision
     of  the certificate  of organization or
     operating agreement  of the  Purchaser,  any
     judgment, order, decree,  writ  or injunction
     issued  against  the  Purchaser,   or
     any
     provision of any Laws applicable to the
Purchaser.  The
     consummation  of  the transactions contemplated
     hereby will not result in a breach or constitute
     a default  or event  of  default by the
     Purchaser under any agreement to which the
     Purchaser or any of its assets are subject or
     bound and will not result in a violation of any
     Laws applicable to the Purchaser.
          (d)    There   are  no  pending  actions,
suits,
     proceedings or investigations to which the
     Purchaser is a   party   before  any  court  or
     other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     The representations and warranties of the Purchaser set forth in this Section 7 and elsewhere in this Agreement (i) shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing, and (ii) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of nine (9) months following the Closing Date and then shall expire, and no action or claim based thereon shall be commenced after such period.
     7. Documents to be Delivered by the Seller at Closing.

     At  the  Closing, the Seller shall execute,
acknowledge and/or   deliver,  as  applicable,  the
following  to   the
Purchaser:

          (a)   A  quitclaim  deed or  its
equivalent  (the
     "Deed") conveying title to the Property in the form of Exhibit A annexed hereto and made a part hereof.

          (b)   A lease agreement, by and between the
Seller
     and   Kaplan  Educational  Center,  Inc.  (the
     "Kaplan Lease"), executed and delivered on a
     date prior to  the Closing Date and
     substantially in the form of Exhibit B annexed
     hereto, with such alterations or modifications
     as may be negotiated by the Seller on or after
     the date hereof,  which  alterations or
     modifications  shall  be subject  to  the
     approval  of  the  Purchaser,   which approval,
     if requested prior to the conclusion  of  the
     Due   Diligence  Period,  shall  not  be
     unreasonably withheld or delayed and, if requested thereafter, may be denied or granted in Purchaser's sole discretion.

          (c)   The Assignment and Assumption of
Leases  and
     Security  Deposits  in the form of  Exhibit  C
     annexed hereto  and  made a part hereof
     assigning  all  of  the Seller's right, title
     and interest, if any, in  and  to the   Leases
     in  effect  on  the  Closing  Date,
     all
     guarantees thereof and the security deposits thereunder together with any interest thereon which Purchaser may be obligated to pay over to tenants pursuant to the Leases, if any (the
     "Lease Assignment").

          (d)   The  Assignment and Assumption of
Contracts
     and  Licenses  in the form of Exhibit D annexed
     hereto and  made  a  part  hereof (the "Contract
     and  License Assignment") assigning all of the
     Seller's right, title and  interest,  if  any,
     in and  to  (i)  all  of  the assignable
     licenses, permits, certificates, approvals,
     authorizations and variances issued for or with
     respect
to   the   Property   by  any  governmental
authority
(collectively, the "Licenses"), and (ii)
all
     assignable   purchase   orders,
guaranties and
warranties, equipment leases, advertising agreements, franchise agreements, license agreements, management agreements, leasing and brokerage agreements and other contracts relating to the Property
(collectively,  the "Contracts") not
terminated by Seller pursuant  to  the
terms of this Agreement.

     (e)   The  Assignment and Assumption
of Intangible
Property  in the form of Exhibit E annexed
hereto  and made  part hereof assigning all
of the Seller's  right, title  and
interest, if any, in and to all  intangible
property  owned  by  the Seller  with
respect  to  the operation of the Property
listed on Schedule 11 annexed hereto  and
made  a  part hereof,  including,  without
limitation, the trade names "Government
Center  Garage" and  "One  Congress
Street" (the "Intangible  Property
Assignment")  (the Lease Assignment, the
Contract  and License                           Assignment   and
the   Intangible   Property
Assignment are herein referred to
collectively  as  the "A & A Agreements").

     (f)   To  the  extent in the Seller's
possession,
executed counterparts of all Leases and New
Leases  and any amendments, guarantees and
other documents relating thereto,  together
with  a  schedule  of  all   tenant
security  deposits thereunder and the
accrued  interest on  such security
deposits payable to tenants which are in
the  possession of or received by the
Seller.   In addition  to the foregoing,
Seller will make available to Purchaser, for copying at Purchaser's expense, all correspondence in Seller's possession relating to the Leases, but Seller makes no representation or warranty concerning the completeness of such correspondence.

     (g)   A  bill  of sale in the form  of
Exhibit  F
annexed  hereto and made a part hereof
(the  "Bill  of Sale")  conveying,
transferring  and  selling  to  the
Purchaser without warranty or
representation all right, title and
interest of the Seller in and to all
Personal Property                                   and   any  other
documentation   reasonably
required by the Title Company to close the transaction in accordance with the provisions of this Agreement.

     (h)  Notices to the tenants of the
Property in the form of Exhibit G annexed hereto and made a part hereof advising the tenants of the sale of the Property to the Purchaser and directing that rents and other payments thereafter be sent to the Purchaser or as the Purchaser may direct.

     (i)  A certificate of a trustee of the
Seller that the  Seller  has  taken all
necessary trust action to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

     (j)     Executed   originals   of
all   Estoppel
Certificates required by Section 4.3 and any other
     Estoppel  Certificates, received  by  the
     Seller from tenants prior to the Closing Date and not previously delivered to the Purchaser.
          (k)   To the extent in the Seller's
possession and
     not already located at the Property, keys to all entrance doors to, and equipment and utility rooms located in, the Property.

          (l)   To the extent in the Seller's
possession and
not already located at the Property, all Licenses.

          (m)  To the extent in the possession of the
     Seller or otherwise   located  at  the
     Property,   executed
     counterparts  of  all Contracts and all
     warranties in connection therewith which are in effect on the Closing Date and which are assigned by the Seller.

          (n)   To the extent in the Seller's
possession and
     not located at the Building, plans and specifications of the Buildings.

          (o)   A  "FIRPTA" affidavit sworn to by the
Seller
     in the form of Exhibit I annexed hereto and made a part hereof. The Purchaser acknowledges and agrees that upon the Seller's delivery of such affidavit, the Purchaser shall not withhold any portion of the Purchase Price pursuant to
     Section 1445 of the Internal Revenue  Code of
     1986,  as  amended, and the regulations
     promulgated thereunder.

          (p)  The Transfer Tax Payments.

          (q)     A   certificate   of   Seller
that   all
     representations and warranties are true and correct on the Closing Date, except to the extent they relate only to an earlier date.

         (r)  All other documents the Seller is required to deliver pursuant to the provisions of this Agreement, including without limitation, any documents required to assign the General Services Administration Lease.

     8. Documents to be Delivered by the Purchaser at Closing.

     At   the   Closing,   the  Purchaser   shall   execute,
acknowledge and/or deliver, as applicable, the following to the Seller:

          (a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2, subject to apportionments, credits and adjustments as provided in this Agreement.

          (b)  The Bill of Sale.

          (c)   (i) reasonable evidence of the
authority  of
     the person executing documents at Closing
     on behalf  of the  Purchaser; (ii) a good
     standing certificate issued by  the state
     of incorporation of the Purchaser,  dated
     within thirty (30) days of the Closing
     Date; and  (iii) a  qualification to do
     business certificate  issued  by
     the  Commonwealth of Massachusetts, dated
     within thirty (30) days of the Closing
     Date.
          (d)  The A & A Agreements.
          (e)  All other documents the Purchaser
     is required to    deliver  pursuant  to
     the  provisions   of   this
     Agreement, including without limitation, any documents required to assign the General Services Administration Lease, and any other documents which are otherwise reasonably required by the Title Company in connection with this transaction.
     9. Operation of the Property prior to the Closing Date.

     Between  the  date  hereof and the  Closing
Date, the Seller shall operate and maintain the Property, consistent with its past practices.
9.1.  New Leases.

               The Seller shall not modify,
          extend, renew or cancel  (subject  to
          Section 10.2)  any  Lease  or enter
          into  any  proposed Lease  of  all  or
          any portion  of  the Property without
          the  Purchaser's prior consent in each
          instance, which consent,  if sought      prior  to  the
          conclusion  of  the                      Due
          Diligence   Period,  shall  not  be
          unreasonably withheld  and, if sought
          thereafter, may be  given or  denied,
          in Purchaser's sole discretion, but in
          any  event  shall  be given or
          denied,  with  the reasons  for any
          such denial, within five business (5)
          days  after receipt by the Purchaser
          of  the Seller's notice requesting the
          Purchaser's consent to  the  proposed
          action relating to such existing or
          proposed  Lease; provided, however,
          that  the foregoing provisions shall
          not apply to the Kaplan Lease.           If  the Purchaser
          fails to reply  to  the
          Seller's  request for consent in  a
          notice  given within  such period or
          if the Purchaser  expressly denies its
          consent but fails to

               provide the Seller with the
          reasons for  such denial, the
          Purchaser's consent shall be deemed to
          have been granted.

           9.1.1.  New Lease Expenses.

          If  after  the date of this Agreement
          the  Seller enters  into  any  Leases,
          or  if  there  is  any extension or
          renewal of any Leases, whether or not
          such   Leases  provide  for  their
          extension   or renewal, or any
          expansion or modification  of  any
          Leases  (each,  a "New Lease"), the
          Seller  shall keep    accurate
          records   of    all                       expenses
          (collectively, "New Lease Expenses")
          incurred  in connection with each New
          Lease, including, without limitation,
          the   following:    (i)                  brokerage
          commissions  and  fees relating  to
          such  leasing transaction,  (ii)
          expenses incurred for  repairs,
          improvements,  equipment,  painting,
          decorating, partitioning  and  other
          items  to  satisfy                       the
          tenant's requirements with regard to
          such  leasing transaction,  including
          any expenses incurred  for
          architectural   or  engineering
          services,   (iii)
            reimbursements to the tenant for the
            cost of any
          of  the  items  described in the
          preceding  clause (ii),  (iv)  legal
          fees for services in connection
with   the  preparation  of  documents
and  other services                     rendered   in
connection with   the
effectuation of the leasing
transaction, (v)  rent concessions
relating to the demised space provided
the  tenant  has the right to take
possession  of such  demised space
during the period of such rent
concessions,  and (vi) expenses
incurred  for  the purpose of

satisfying  or  terminating the
obligations  of  a tenant  under  a
New Lease to the landlord  under
another  lease  (whether or not such
other  lease covers space in the
Property).

         9.1.2.  Allocation of New Lease
                    Expenses.

     The  New  Lease Expenses for each
New  Lease allocable  to and payable
by the Seller  shall  be determined by
multiplying the amount of  such  New
Lease  Expenses  by a fraction, the
numerator  of which  shall  be the
number of days  contained  in that
portion,  if any, of the term  of
such  New Lease  commencing on the
date on which the  tenant thereunder
shall have commenced to pay fixed
rent ("Rent  Commencement Date") and
expiring  on  the date  immediately
preceding the Closing Date,  and the
denominator of which shall be the
total number of  days contained in the
period commencing on the Rent
Commencement Date and expiring on the
date of the  scheduled expiration of
the term of such  New Lease,   without
provision  for   any   optional
extensions or renewals, and the
remaining  balance of the New Lease
Expenses for each New Lease shall be
allocable  to and payable by the
Purchaser  by addition  to the
Purchase Price.  At the  Closing, the
Purchaser shall reimburse the Seller
for  all New Lease Expenses
theretofore paid by the Seller, if
any, in excess of the portion of the
New Lease Expenses allocated to the
Seller pursuant  to  the provisions
of   the  preceding  sentence.               For
purposes   of  this  Section  10.1.2,   the   Rent
Commencement  Date  under  a  renewal,
extension, expansion  or  modification
of a  Lease  shall  be deemed  to  be
(i) in the case of  a  renewal  or
extension (whether effective prior to
or after the Closing,  or  in the form
of an option exercisable in the
future), the first date during such
renewal or extension period after the
originally scheduled expiration of the
term of such Lease on which  the
tenant  under  such Lease commences to
pay  fixed rent,  (ii)  in the case of
an expansion  (whether effective prior
to or after the Closing, or in the
form of an option exercisable in the
future),  the date   on  which  the
tenant  under  such                     Lease
commences  to  pay fixed rent for  the
additional space, and (iii) in the
case of a modification not also
involving a renewal, extension or
expansion of   such  Lease,  the
effective  date  of   such
modification  agreement.  The
provisions  of  this Section 10.1.2
shall survive the Closing.

     9.1.3.  Kaplan Lease.

     The   foregoing  provision,
Section    10.1.2,
shall  not apply to the Kaplan Lease.
All of  the New

               Lease Expenses in connection with the Kaplan Lease (other than the Additional Allowance (as defined in the Kaplan Lease)) shall be paid by the Seller on or prior to the Closing Date, except as hereinafter set forth. If and to the extent the Allowance (as defined in the Kaplan Lease) has not been fully funded to Kaplan prior to the Closing, the Seller shall credit to the Purchaser the remaining portion of such Allowance, and the Purchaser shall be required to fund such remaining portion to Kaplan as and when owing pursuant to the Kaplan Lease. If and to the extent that any portion of the Additional Allowance shall have been paid by Seller to Kaplan prior to the Closing Date, the Purchaser shall reimburse to the Seller such portion at Closing. The provisions of this
          Section 10.1.3 shall survive the Closing.
9.2.  Termination of Existing Leases.

          Notwithstanding anything to the contrary contained in this Agreement, the Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant other than any Government Tenant, the Garage Tenant or the tenant under the Kaplan Lease (collectively, such tenants, the "Key Tenants") or terminate any Lease (other than a lease with a Key
     Tenant) as a result of a default by the tenant thereunder prior to the Closing Date. The Seller makes no representations and assumes no responsibility with respect to (i) the continued occupancy of the Property or any part thereof by any tenant and (ii) the fulfillment after the date hereof, by any tenant of its obligations under any Lease. The removal of a tenant other than a Key Tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of the Purchaser.
     Further, the Purchaser agrees that it shall not be grounds for the Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease pursuant to any economic or non economic terms of its Lease on the Closing Date and the Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.
9.3.  Contracts.

          Except as hereinafter provided in this Section 10.3, the Seller may cancel, modify, extend, renew or permit the expiration of Contracts or enter into any new Contract without the Purchaser's prior consent. After the expiration of the Due Diligence Period, the Seller shall not modify, extend, renew or cancel any

          Contracts, or enter into any new Contract without the Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, the Purchaser shall promptly give the Seller a notice stating the reasons therefor. If the
     Purchaser fails to reply within five (5) days to the Seller's request for consent in a notice given pursuant to this Section 10.3 or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted. The Purchaser shall give notice to the Seller at least  ten  (10) business  days  prior  to
     the  Closing  Date  of                          any
     Contracts  (including any Contracts entered
     into  after the date hereof) that the
     Purchaser does not desire  to assume.   The
     Seller shall terminate any such Contracts on or prior to the Closing Date. All other Contracts will be assumed by the Purchaser on the Closing Date.
9.4.  Repairs.

          Prior  to the Closing Date, the Seller
     shall cause to  be undertaken the remedial
     improvements and repairs to  the Property
     (such repairs, the "Remedial Repairs")
     contemplated  in that certain contract by
     and  between the  Seller and T Equipment
     Corp., dated as of February 4,  2000,  a
     complete and correct  copy  of  which  is
     annexed  hereto as Exhibit L (the "Repairs
     Contract"). Seller  agrees that the Repairs
     Contract  will  not  be amended to effect a
     reduction in the scope of the  work
     thereunder  without  the consent  of
     Purchaser,  which consent  may  be granted
     or denied in Purchaser's  sole discretion.
     Seller further agrees that there shall  be
     no  other  change orders or amendments
     effected  under such  Contract without the
     prior consent of  Purchaser, which
     consent  will  not  be  withheld   or           delayed
     unreasonably.  To the extent that the
     Remedial  Repairs have not been completed
     prior to the Closing Date,  the Purchaser
     shall assume the Repairs Contract at
     Closing and  thereafter the Purchaser shall
     diligently complete such Remedial Repairs
     pursuant to the Repairs Contract. In
     addition  to  the  foregoing,  Seller
     shall  cause Engineers  Design  Group, Inc.
     ("EDG"),  in  accordance with  the
     contract  between EDG and  Seller  for
     such services  a  complete  and correct
     copy  of  which  is annexed  hereto  as
     Exhibit M (the "EDG Contract"),  to provide
     reasonable  and  customary  architectural
     and engineering  services  with  respect
     to  the  Repairs
     Contract,   which  will  include,  without
     limitation, requirements  for  reasonable
     and customary  oversight, field supervision
     of work, monitoring of compliance  of the
     work with the Contract Documents, reviews
     of  shop drawings  and reviews of
     contractors' requisitions  for payments.
     Seller shall be responsible for all
     payments due  to  EDG pursuant to the EDG
     Contract.  At Closing, the Seller shall
     place in escrow with the Escrow Agent,
     pursuant to an escrow agreement mutually
     acceptable  to the  Seller and the
     Purchaser and reflecting the  terms of this
     Section 10.4, the form of which escrow
          agreement  shall  be negotiated to
     completion  no later  than  ten  (10) days
     after the end  of  the  Due Diligence
     Period  (or if the Due Diligence  Period
     is prematurely  terminated and an early
     Closing  Date  is established  pursuant to
     Section  1.3,  prior  to  such early
     Closing Date), an amount equal to the
     product  of 1.25 and the estimated cost to
     complete the portion  of the  Remedial
     Repairs remaining unfinished  as  of  the
     Closing  Date  (the "Estimated Cost").
     The  Estimated Cost shall be determined by
     one or more certificates to be                      obtained   by
     the  Seller  from  the   contractor
     performing  the  Remedial Repairs.
     Completion  of  the work  shall  be
     determined by an independent,  licensed
     architect  mutually  agreeable to the
     Seller  and  the Purchaser, the cost of
     whose services shall be the sole expense of
     the Seller.  The Escrow Agent shall
     disburse to  the Purchaser escrowed funds
     to pay the Purchaser's actual,  invoiced,
     third-party costs of  effecting  the
     Remedial  Repairs, within ten (10) business
     days  after Purchaser's proper written
     requisition therefor (but no more
     frequently  than twice a month)  which
     shall  be accompanied   by   invoices  and
     other   commercially reasonable supporting
     documentation as set forth in the escrow
     agreement,  which  requisition  and
     supporting documentation shall be
     simultaneously delivered to  the Seller
     for  review and approval, which approval
     shall not  be  unreasonably withheld or
     delayed and shall  be deemed  to have been
     given if written objection is  not given to
     the Purchaser and the Escrow Agent within
     such ten (10) day period.  The balance of
     the escrowed funds shall be returned to the
     Seller within thirty (30) days after  the
     final retainage payments have been  made
     to the  contractor  under the Repairs
     Contract.   If  the Seller  disapproves any
     requisition, or if  the  Seller and the
     Purchaser can not agree on a mutually
     agreeable architect,  the disagreement
     shall be arbitrated  by  a licensed
     architect selected by the Seller, a
     licensed architect  selected  by  the
     Purchaser,  and  a  third licensed
     architect selected by those  two
     architects, and the decision of a majority of these three shall be binding on the parties, with detailed arbitration procedures and time lines to be established in the escrow agreement. The
     Seller shall be responsible for the cost of all Remedial Repairs pursuant to the Repairs Contract which are completed on or prior to the Closing Date. The provision of this Section 10.4 shall survive the Closing.
9.5.  Remedial Repairs Claims.

          The  Seller agrees (i) to indemnify
     the  Purchaser for  any  claims made by the
     Garage Tenant for monetary damages  or  off-
     set  rent resulting  solely  from  the
     Garage  Tenant's loss of use of parking
     spaces  in  the Property   occasioned  by
     and  occurring  during                              the
  duration of the Remedial Repairs, and (ii) to
          promptly  pay  any  claim made  or
     reimburse  any offset taken by the Garage
     Tenant resulting solely from such loss of
     use of parking spaces, notice of which  is
     given  to the Seller prior to March 25,
     2001; provided, however, that should such
     claims be made by the  Garage Tenant,               giving   rise  to
     such   a   indemnification
     obligation, the Seller shall have the right
     to continue or  commence  legal actions or
     proceedings against  the Garage  Tenant
     with  respect  to  the  same;  provided
     further  that  the Purchaser shall not be
     obligated  to join  in such a proceeding.
     Any rent so recovered from the Garage
     Tenant will not be subject to the
     adjustment provisions  of Section 3.2.1.
     The provisions  of  this Section                    10.5 shall survive
     the Closing.
10. Broker.

     The Purchaser and the Seller represent and warrant to each other that Cushman & Wakefield
(the "Broker") is the sole broker with whom they have dealt in connection with the Property and the transactions described herein. The
Seller shall be liable for, and shall indemnify the Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between the Seller and the Broker.Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of the Purchaser as indemnitor hereunder) the Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 11 shall survive the termination of this Agreement and the Closing.
11.  Casualty; Condemnation.
11.1.  Damage or Destruction.

          If  a "material" part (as hereinafter
     defined)  of the  Property is damaged or
     destroyed by fire or  other casualty, the
     Seller shall notify the Purchaser of such
     fact  and  the  Purchaser  shall  have  the
     option  to terminate  this  Agreement upon
     notice  to  the  Seller given not later
     than ten (10) days after receipt of the
     Seller's   notice;   provided,   however,   that    the
     Purchaser's election shall be ineffective if within ten (10) days after the Seller's receipt of the Purchaser's election notice, the Seller shall elect by notice to the Purchaser to repair such damage or destruction and shall thereafter complete such repair within thirty (30) days after the then scheduled

          Closing  Date  at  the  time  of  the
     Purchaser's election.  If the Seller makes
     such election to repair, the  Seller  shall
     have the right, with the consent  of the
     Purchaser, to adjourn the Closing Date one
     or more times  for up to thirty (30) in the
     aggregate in  order to  complete such
     repairs and shall have the  right  to
     retain  all insurance proceeds which the
     Seller may  be entitled  to  receive as a
     result  of  such  damage  or destruction.
     If (i) the Purchaser does not  elect  to
     terminate this Agreement as to the damaged
     Property, or (ii)    there  is  damage  to
     or  destruction  of                                 an
     "immaterial" part ("immaterial" is herein
     deemed to  be any  damage or destruction
     which is not "material",  as such term is
     hereinafter defined) of the Property,  the
     Purchaser  shall  close  title  as
     provided  in   this Agreement and, at the
     Closing, the Seller shall, unless the
     Seller  has  repaired such damage  or
     destruction prior to the Closing, (x) pay
     over to the Purchaser the proceeds  of  any
     insurance collected  by  the  Seller,
     together  with  any  deductible
     thereunder,  less  the amount   of  all
     costs  incurred  by  the  Seller                    in
     connection   with  the  repair  of   such   damage   or
     destruction,  together  with any
     coinsurance  payments required by the
     insurer, and (y) assign and transfer to the
     Purchaser  all right, title and  interest
     of  the Seller  in  and  to any uncollected
     insurance  proceeds which  the Seller may
     be entitled to receive from  such damage
     or  destruction.   A  "material"  part  of
     the Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be equal to or in excess of $1,000,000.
11.2.  Condemnation.

          If,  prior to the Closing Date, all or
     any portion of                              the  Property  is
     taken  by  eminent  domain                          or
     condemnation  (or  is the subject of a
     pending  taking which  has  not  been
     consummated), the Seller shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice. If the Purchaser does not elect to terminate this Agreement, at the Closing the Seller shall assign and turnover, and the Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation.
11.3.  Termination.

          If   the  Purchaser  effectively
     terminates  this Agreement  pursuant  to
     Section  12.1  or                           12.2,  this
     Agreement  shall be terminated and the
     rights of the parties shall be the same as if notice of termination were given pursuant to Section 14.1.

     12.  Conditions Precedent to Closing.
12.1.  Conditions Precedent to the Purchaser's
Obligations to Perform.

            The  Purchaser's obligation under
     this Agreement to  purchase the Property is
     subject to the fulfillment of                 each  of  the
     following  conditions:                        (i)   the
     representations and warranties of the
     Seller  contained herein  shall be true,
     accurate and correct as  of  the Closing
     Date  in all material respects except  to
     the extent  they relate only to an earlier
     date;  (ii)  the Seller  shall  be  ready,
     willing and able  to  deliver title to the
     Property in accordance with the terms  and
     conditions  of this Agreement; (iii) the
     Seller  shall have  delivered  all  the
     documents  and  other  items required
     pursuant  to  Section  8,  and  shall
     have performed                                all   other
     covenants,  undertakings                      and
     obligations, and complied with all
     conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing; and
     (iv)  if required by Section 10.4., the
     Seller shall have funded an  escrow
     account with the Escrow Agent to cover remaining Remedial Repairs.
12.2.   Conditions Precedent to the Seller's
Obligations to Perform.

            The Seller's obligation under this
     Agreement  to sell  the Property to the
     Purchaser is subject  to  the fulfillment
     of  each of the following conditions:  (i)
     the  representations and warranties  of
     the  Purchaser contained herein shall be
     materially true, accurate and correct  as
     of  the Closing Date; (ii)  the  Purchaser
     shall  have delivered the funds required
     hereunder  and all  the documents to be
     executed by the Purchaser  set forth  in
     Section 9 and shall have performed all
     other covenants,  undertakings and
     obligations, and  complied with  all
     conditions required by this Agreement  to
     be performed or complied with by the
     Purchaser at or prior to the Closing; and
     (iii) all consents and approvals of
     governmental  authorities and parties to
     agreements  to which  the  Purchaser  is  a
     party  or  by  which  the Purchaser's
     assets are bound that  are  required  with
     respect   to   the  consummation  of  the
     transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to the Seller at or prior to the Closing.
12.3.
 Remedies Upon Failure to Satisfy Conditions.
            In  the  event that any condition
     contained in Sections 13.1 or 13.2 is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) proceed as provided in Section 14 hereof.

13.  Remedies.
13.1.  Seller's Inability to Perform.

          If  the  Closing fails to occur by
     reason  of  the Seller's  inability  to
     perform its  obligations  under this
     Agreement which has not been waived
     pursuant  to Section
     13.3, then the Purchaser, as its  sole
     remedy
     for  such  inability of the Seller, may
     terminate  this Agreement  by  notice to
     the Seller.  If the  Purchaser elects to
     terminate this Agreement as a result of
     such Seller's  inability,  then  this
     Agreement  shall                                be
     terminated  and  neither party shall have
     any  further rights, obligations or
     liabilities hereunder, except as otherwise
     expressly provided herein (collectively,
     the "Surviving Obligations"), and except
     that the Purchaser shall  be entitled to a
     return of the Deposit.  Nothing contained
     herein   shall  limit   or   restrict
     the
     Purchaser's ability to pursue any rights or
     remedies it may  have  against  the  Seller
     with  respect  to  the Surviving
     Obligations.  Except as set  forth  in
     this Section
     14.1,  the Purchaser hereby expressly
     waives,
     relinquishes  and releases any other  right
     or  remedy available  to  it  at law, in
     equity  or  otherwise  by reason  of  the
     Seller's  inability  to  perform
     its
     obligations hereunder.  Notwithstanding
     anything to the contrary  herein, if the
     Seller's inability to  perform its
     obligations under this Agreement is a
     result of any wrongful action of, or
     wrongful failure to act by,  the Purchaser
     or  any  of the Purchaser's
     Representatives, the  Purchaser shall not
     be relieved of its obligations under  this
     Agreement  and  Purchaser  shall  not           be
     entitled  to  any  right  or remedy
     provided  in  this Section 14.1 or
     elsewhere in this Agreement.
13.2.  Purchaser's Failure to Perform.

          In  the  event of a material default
     hereunder  by the  Purchaser  or  if the
     Closing fails  to  occur  by reason of the
     Purchaser's failure or refusal to perform
     its   obligations  hereunder,  then  the
     Seller may
     terminate  this  Agreement by notice to the
     Purchaser. If  the Seller elects to
     terminate this Agreement, then this
     Agreement shall be terminated and the
     Seller  may retain the Deposit as
     liquidated damages for all  loss, damage
     and expenses suffered by the Seller,  it
     being agreed  that  the  Seller's damages
     are  impossible  to ascertain,  and
     neither party shall have  any  further
     rights,  obligations or liabilities
     hereunder,  except for   the  Surviving
     Obligations.   Nothing  contained herein
     shall limit or restrict the Seller's
     ability  to pursue  any rights or remedies
     it may have against  the Purchaser  with
     respect to the Surviving  Obligations.
     Except  as  set  forth  in this Section
     14.2  and  the
     Surviving  Obligations,  the  Seller
     hereby  expressly waives,  relinquishes and
     releases any other  right  or
     remedy available to them at law, in equity
     or otherwise by  reason of the Purchaser's
     default hereunder or  the Purchaser's
     failure  or  refusal   to   perform            its
 obligations hereunder.  Notwithstanding

          anything   to   the  contrary
herein,   if      the
     Purchaser's default or the Purchaser's failure or refusal to perform its obligations under this Agreement is a result of any wrongful action of, or wrongful failure to act by, the Seller or any of the Seller's Affiliates, the Seller shall not be relieved of its obligations under this Agreement and the Seller shall not be entitled to any right or remedy provided in this Section 14.2 or elsewhere in this Agreement.
13.3.  Seller's Failure to Perform.

          If  the  Closing fails to occur by
     reason  of  the Seller's  failure or
     refusal to perform its obligations
     hereunder  which has not been waived by the
     Purchaser, then  the Purchaser, as its sole
     remedy hereunder,  may (i) terminate this
     Agreement by notice to the Seller or (ii)
     seek specific performance from the Seller.
     As  a condition  precedent  to the
     Purchaser  exercising  any right  it  may
     have  to bring an action  for  specific
     performance  as the result of the Seller's
     failure  or refusal  to  perform their
     obligations  hereunder,  the Purchaser
     must commence such an action  within
     ninety (90)  days  after the occurrence of
     such default.                                  The
     Purchaser  agrees that its failure to
     timely  commence such  an  action for
     specific performance  within  such ninety
     (90) day period shall be deemed a waiver
     by  it of     its   right   to   commence
     such   an   action.
     Notwithstanding anything to the contrary herein, if the Seller's failure or refusal to perform its obligations under this Agreement is a result of any wrongful action of, or wrongful failure to act by, the Purchaser or any of the Purchaser's
     Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this Section 14.3 or elsewhere in this Agreement.

     14.  Escrow.

     The  Escrow  Agent  shall  hold  the
Initial  Contract Deposit,  the Contract
Extension Deposit and the  Additional Contract
Deposit, and all interest accrued thereon,  if
any (collectively, the "Deposit") in escrow and
shall dispose of the  Deposit only in accordance
with the provisions of  that certain Escrow
Agreement of even date herewith by and  among
the  Escrow Agent, the Purchaser and the Seller
relating  to the Property (the "Escrow
Agreement") in the form of Exhibit J  hereto.
Simultaneously with their execution and delivery
of  this  Agreement,  the Purchaser  and  the
Seller  shall furnish  the  Escrow Agent with
their true Federal  Taxpayer Identification
Numbers so that the Escrow  Agent  may  file
appropriate income tax information returns with
respect  to any  interest  earned on or credited
to  the  Deposit. The
party  entitled  to  the  economic benefit  of
the  Deposit representing   interest  earned  on
the  Initial      Contract
Deposit, the Contract

     Extension Deposit and the Additional
Contract  Deposit, shall  be the party
responsible for the payment of any tax due thereon.

     The  provisions of the Escrow Agreement
shall survive the termination of this Agreement and the Closing.
15.  Notices.

     All  notices, elections, consents,
approvals,  demands, objections,  requests  or
other  communications  which  the Seller  or the
Purchaser may be required or desire  to  give
pursuant to, under or by virtue of this
Agreement must be in writing and (i) delivered
by hand to the addresses set forth below, or
(ii) (a) sent by express mail or courier (for
next business  day  delivery),  or  (b)  sent
by  certified   or registered  mail,  return
receipt  requested  with   proper postage
prepaid, addressed as follows:

     If to the Seller:
     Government Center Garage Realty Trust
     c/o Morgan Stanley Dean Witter Realty Inc.
     Two World Trade Center
     27th Floor
     New York, New York 10020
     Attention:  William J. O'Shaughnessy, Esq.

          with a copy to:
     Bingham Dana LLP
     150 Federal Street
     Boston, Massachusetts 02110
     Attention:  Vincent M. Sacchetti, Esq.

     If to the Purchaser:
     RAK Group Acquisition Corporation
       140 West 57th Street, Suite 5A
     New York, NY  10019
     Attention:  Randy A. Kohana, President
     and
     PaineWebber Real Estate Fund I, L.P.

1285 Avenue of the Americas, 38th Floor
     New York, New York  10019
     Attention:  Kevin D. Cox, Managing Director

          with a copy to:
     Goulston & Storrs
     400 Atlantic Avenue Boston, MA  02110
Attention:  Eli Rubenstein, Esq.

     The  Seller  or  the  Purchaser may
designate  another addressee  or  change  its
address  for  notices  and  other communications
hereunder by a notice  given  to  the  other
parties in the manner provided in this Section
16.  A notice or  other   communication  sent
in  compliance  with   the
provisions of this Section 16 shall be deemed given and received (i) if by hand, at the time of the delivery thereof or tender of delivery thereof to the receiving party at the address of such party set forth above (or to such other address as such party has designated as provided above), (ii) if sent by express mail or overnight courier, on the date it is delivered or tendered for delivery to the other party, or (iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.
16.  Property Information and Confidentiality.

     The  Purchaser agrees that, prior to the
Closing,  all Property Information shall be kept
strictly confidential and shall  not,  without
the prior consent  of  the  Seller,  be
disclosed    by    the   Purchaser   or   the    Purchaser's
Representatives, in any manner whatsoever, in
whole  or  in part,  and  will  not  be  used
by  the  Purchaser  or  the Purchaser's
Representatives, directly or indirectly, for any
purpose  other than evaluating the Property.
Moreover,  the Purchaser  agrees that, prior to
the Closing,  the  Property Information  will
be transmitted only  to  the  Purchaser's
Representatives   (i)  who  need  to   know
the   Property Information for the purpose of
evaluating the Property,  and who are informed
by the Purchaser of the confidential nature of
the Property Information and (ii) who agree to
be  bound by  the  terms  of  this Section 17
and  Section                                     6.3.    The
provisions  of  this Section 17 shall in no
event  apply  to Property Information which is a
matter of public record  and shall  not  prevent
the Purchaser from complying with  Laws,
including,   without  limitation,  governmental
regulatory, disclosure, tax and reporting requirements.
16.1.  Press Releases.

          The  Purchaser and Seller, for the
     benefit of each other,  hereby agree that
     between the date  hereof  and the  Closing
     Date, they will not release or  cause  or
     permit  to  be  released any press
     notices,  publicity (oral or written) or
     advertising promotion relating to, or
     otherwise announce or disclose or cause or
     permit to be  announced  or disclosed, in
     any manner  whatsoever, the terms,
     conditions or substance of this Agreement
     or the  transactions  contemplated herein,
     without  first obtaining the written
     consent of the
          other  party  hereto.  It is
     understood  that  the foregoing   shall
     not  preclude  either   party   from
     discussing the substance or any relevant
     details of the transactions contemplated in
     this Agreement with any of its attorneys,
     accountants, professional consultants or
     potential  lenders,  as the case  may  be,
     or  prevent either   party   hereto  from
     complying   with   Laws, including, without
     limitation, governmental regulatory,
     disclosure, tax and reporting requirements.
16.2.  Return of Property Information.

          In  the  event  this Agreement is
     terminated,  the Purchaser  and  the
     Purchaser's Representatives  shall promptly
     deliver to the Seller all or substantially
     all originals and copies of the Property
     Information in the possession   of  the
     Purchaser  and  the                         Purchaser's
     Representatives.    Notwithstanding
     anything   herein contained  to  the
     contrary, a portion of  the  Deposit equal
     to One Hundred Thousand Dollars ($100,000),
     which the  Purchaser  would  otherwise be
     entitled  to  have returned  to  it
     pursuant to this Agreement,  shall  be held
     by  the  Escrow  Agent until  such  time
     as  the Purchaser  has  fulfilled  its
     obligations  under  the preceding sentence.
     Notwithstanding the foregoing, the
     Purchaser  shall not be required to deliver
     to  Seller any   internal  memoranda,
     projections  or   financial information
     concerning the Property produced by or  for
     the  Purchaser,  nor  shall Purchaser  be
     required  to deliver  any  information  or
     documents  or  the  like prepared  for
     Purchaser by counsel to Purchaser  or  by
     Purchaser's third party contractors;
     provided that  any such  material  from
     third-party contractors,  if  not given
     over to the Seller, shall be promptly
     destroyed by  the  Purchaser.  The
     foregoing deliveries to Seller
     are  solely in response to Seller's
     concerns about  the confidentiality  of
     such  information.    Accordingly, Seller
     acknowledges that Seller is not entitled to rely upon any information or document or other Property Information which may be delivered by Purchaser to Seller.
16.3.  Property Information Defined.

          As  used  in  this Agreement, the
     term  "Property Information"   shall  mean
     (i)  all  information                         and
     documents  in  any  way relating to the
     Property,  the operation  thereof  or  the
     sale  thereof  (including, without
     limitation,  Leases, Contracts  and
     Licenses) furnished  to, or otherwise made
     available  for  review by,   the
     Purchaser   or  its  directors,               officers,
     employees,  affiliates, partners,  brokers,
     agents  or other  representatives,
     including, without  limitation, attorneys,
     accountants,   contractors,   consultants,
     engineers  and  financial advisors
     (collectively,  the "Purchaser's
     Representatives"), by the Seller or any of
     the   Seller's   Affiliates,   or   their
     agents                                        or
     representatives, including, without
          limitation,    their    contractors,
     engineers, attorneys,   accountants,
     consultants,   brokers                              or
     advisors,  and  (ii) all analyses,
     compilations,  data, studies,  reports  or
     other information  or  documents prepared     or   obtained  by
     the  Purchaser   or                           the
     Purchaser's  Representatives containing  or
     based,  in whole  or  in  part,  on the
     information  or  documents described   in
     the  preceding  clause  (i),   or             the
     Investigations, or otherwise reflecting
     their review or investigation of the
     Property.
16.4.  Remedies.

          In addition to any other remedies
     available to the Seller,  the  Seller
     shall  have  the  right  to  seek equitable
     relief,   including,  without   limitation,
     injunctive relief or specific performance, against the Purchaser or the Purchaser's
     Representatives in order to enforce the provisions of this Section 17 and 6.3.

     The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.
     17.  Access to Records.

     For  a  period  of  three (3) years
subsequent to the Closing Date, the Seller, the Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to the Purchaser by the Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to the Purchaser, and shall have the right, at their sole cost and expense, to make copies of such documents, books and records.
     18.  Assignments.

     This Agreement shall be binding upon and
shall inure to the  benefit  of the parties
hereto and to their  respective heirs,
executors, administrators, successors and
permitted assigns.   This  Agreement  may  not
be  assigned  by                                   the
Purchaser  without the prior written consent of
the  Seller and  any assignment or attempted
assignment by the Purchaser
without  such  prior  written  consent  shall
constitute  a default  by  the Purchaser
hereunder and shall be  null  and void;
provided, however that Purchaser may assign its
rights hereunder  to  an  affiliate controlling,
controlled  by  or under common control with
either Paine Webber Group Inc.  or PaineWebber
Real  Estate  Fund  I,  L.P.  or   RAK   Group
Acquisition  Corporation, provided,  further
that  if  this Agreement                                 is  assigned  to
an  affiliate  of  RAK   Group
Acquisition Corporation, such affiliate must have as a member or partner an institutional investor, the identity of which is satisfactory to the Seller. "Control" as used in this section shall mean ownership of 50% or more of the equity interest in such affiliate entity and the ability to control such entity's decisions. Any assignment pursuant to the previous sentence shall in no way affect
Purchaser's obligations or liabilities
hereunder.
     19.  Entire Agreement, Amendments.
     All  prior  statements, understandings,
representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the
Seller or the party drafting  this  Agreement.
This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.
     20.  Merger.

     Except as otherwise expressly provided
herein, (i) the Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of the Seller hereunder and (ii) all of the Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.
     21.  Limited Recourse.

     The  Purchaser  agrees that, except as
explicitly  set forth  below, it does not have
and will not have any  claims or  causes  of
action against any disclosed or  undisclosed
officer,  director, employee, trustee,
shareholder, partner, principal,  parent,
subsidiary or other  affiliate  of  the Seller,
including, without limitation, Dean  Witter
Realty Inc.  and  the  parent and affiliates of
Dean Witter  Realty Inc. (collectively, the
"Seller's Affiliates"), arising  out of  or in
connection with this Agreement or the
transactions contemplated hereby.  The Purchaser
agrees to look solely to the  Seller or its
beneficiary and the assets of the  Seller or
its  beneficiary directly attributable to the
Buildings for the satisfaction of the Seller's
liability or obligation arising                          under   this
Agreement   or   the   transactions
contemplated hereby, or for the performance of
any  of  the covenants,  warranties  or other
agreements  of  the  Seller
contained herein, and further agrees not to sue
or otherwise seek  to enforce any personal
obligation against any of  the Seller's
Affiliates other than its beneficiary with
respect to  any  matters arising out of or in
connection  with  this Agreement  or  the
transactions contemplated  hereby.
The
total  liability hereunder of the Seller and its
beneficiary shall  in  no  event exceed an
amount equal to the  Deposit. The  beneficiary
of the Seller shall maintain a  liquid  net
worth  in an amount equal to the Deposit until
the later  of (i)  March 31, 2001, and (ii) the
date upon which  any  such claim  which shall
have been timely made is fully  resolved. The
Seller shall have the right, but not the
obligation,  at any   time  (a)  to  provide  a
guaranty  of  the  Seller's liabilities
hereunder limited in an  amount  equal  to  the
Deposit  and  covering claims made on or  before
March  31, 2001, from a credit-worthy, third
party guarantor reasonably satisfactory to the
Purchaser, which guaranty  shall  be  in form
and substance reasonably satisfactory to the
Purchaser, or  (b) to place in escrow cash in
the amount of the Deposit pursuant  to  an
escrow agreement, in  form  and  substance
reasonably  satisfactory  to  the  Purchaser,
which   shall provide  that  the cash will be
delivered to the  Seller  on March  31, 2001, if
no claims have been made thereon by  the
Purchaser.   For  so long as such guaranty  or
cash escrow continues in full force and effect, all obligations of the Seller to maintain liquidity set forth in this Section 22 shall be deemed to have been satisfied.
     22.  Miscellaneous.
     Neither this Agreement nor any memorandum

thereof shall be  recorded and any attempted

recordation hereof  shall  be void  and  shall

constitute a default.  Each of the Exhibits and

Schedules  referred to herein and  attached

hereto  is incorporated herein by this

reference.  The caption headings in  this

Agreement are for convenience  only  and  are

not intended  to  be a part of this Agreement

and shall  not  be construed  to  modify,

explain or alter any  of  the  terms, covenants

or conditions herein contained.  If
     any  provision of this Agreement shall be
unenforceable or
invalid,  the  same  shall  not  affect  the
remaining
provisions  of this Agreement and to this end
the provisions of this Agreement are intended to
be and shall be severable. This   Agreement
shall  be  interpreted  and  enforced              in
accordance   with   the   laws  of   the
Commonwealth                                       of
Massachusetts without reference to principles of conflicts of laws.
     23.  Time of the Essence.

Time is of the essence with respect to this Agreement, including but not limited to the occurrence of the Closing as of the originally scheduled date.
24.  IRS Form 1099-S Designation.

        In   order  to  comply  with
information  reporting requirements of Section
6045(e) of the Internal Revenue Code of
1986,   as   amended,  and  the  Treasury
Regulations
thereunder,  the parties agree (i) to execute
an  IRS  Form 1099-S Designation Agreement in
the form attached hereto  as Exhibit K at or
prior to the Closing to designate the  Title
Company  as the party who shall be responsible
for reporting the  contemplated  sale  of  the
Property  to  the  Internal Revenue  Service
(the "IRS") on IRS Form  1099-S;  (ii)  to
provide the Title Company with the information
necessary  to complete Form 1099-S; (iii) that
the Title Company shall not be  liable for the
actions taken under this Section  25,  or for
the consequences of those actions, except as
they may be the  result of gross negligence or
willful misconduct on the part  of  the Title
Company; and (iv) that the Title Company shall
be  indemnified  by  the parties  for  any
costs  or expenses  incurred  as a result of the
actions  taken  under this  Section 25, except
as they may be the result of  gross negligence
or willful misconduct on the part of  the  Title
Company.   The  Title Company shall provide all
parties  to
this  transaction with copies of the IRS Forms
1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.
25.  Attorneys' Fees.

       In  any  event that at any time Seller
or Purchaser shall institute any action or proceeding against the other relating to this Agreement or any default hereunder, then and in that event the prevailing party in such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees which shall be deemed to have accrued on the commencement of such action or proceeding and shall be payable whether or not such action is prosecuted to judgment.
26.  Counterparts.

              This  Agreement may be executed by
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.
                              SELLER:

                              GOVERNMENT CENTER
                              GARAGE REALTY
                              TRUST


                              By:/s/Robert B.
Austin
       Robert  B.  Austin or Ronald J. DiPietro,
           as  Trustee and  not  individually,
           at the direction of  GCGA Limited
           Partnership,   sole   Beneficiary              of
      Government Center Garage Realty Trust

                              SOLELY IN
                              CONNECTION WITH
                              SECTION 22 ABOVE:

                              GCGA  LIMITED
                              PARTNERSHIP,  as
                              the sole
                              beneficiary of
                              Seller

                                   By:  DW GCGA
                                   I, Inc., its
                                   sole
                                   general
                                   partner


                                   By:  /s/Rober
                                        t B.
                                        Austin
                                        Robert
                                        B.
                                        Austin,
                                   its

President

PURCHASER:
ONE CONGRESS STREET JV LLC

     By:  RAK GROUP
     ACQUISITION CORPORATION,
     as an authorized Member
     By: _/s/Randy A. Kohana
       Name:  Randy A. Kohana


       Title:    President